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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT



We consent to the use in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-86626 of Radian Group Inc. of our reports dated March 15, 2002, appearing in and incorporated by reference in the Annual Report on Form 10-K of Radian Group Inc. for the year ended December 31, 2001, and to the reference to us under the heading "Experts" in the Prospectus, which is part of the Registration Statement.




/s/ DELOITTE & TOUCHE LLP



Philadelphia, Pennsylvania

May 28, 2002